Suite 500                 Telephone: (804) 697-1500
                            Eighth & Main Building    Facsimile: (804) 697-1825
                            707 East Main Street
                            Richmond, Virginia 23219

November 10, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 5 of Form 10-Q of C&F Financial Corporation dated November 10, 1997.

Yours truly,


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP